Filed Pursuant to Rule 433
                                                         File No.: 333-131594-02


                                  $792,198,000
                                  (Approximate)

          Wells Fargo Home Equity Asset-Backed Securities 2006-2 Trust
               Wells Fargo Asset Securities Corporation, Depositor
                        Lehman Brothers Inc., Underwriter
              Home Equity Asset-Backed Certificates, Series 2006-2

Overview of the Offered LIBOR Certificates

                                                                         Estimated
               Approximate                   Expected       Initial        Avg.       Principal
                Principal     Certificate     Credit      Pass-Through     Life        Payment      Moody's/S&P/Fitch
Certificates    Balance(1)       Type       Support(2)      Rate (3)     (yrs)(4)    Window(4)(5)   Expected Ratings
------------   ------------   -----------   ----------    ------------   ---------   ------------   -----------------
A-1             369,249,000       Sen            18.65%   LIBOR + [_]%        0.78       1-20          Aaa/AAA/AAA
A-2              89,966,000       Sen            18.65%   LIBOR + [_]%        2.00      20-28          Aaa/AAA/AAA
A-3             134,092,000       Sen            18.65%   LIBOR + [_]%        3.50      28-68          Aaa/AAA/AAA
A-4              66,317,000       Sen            18.65%   LIBOR + [_]%        7.34      68-100         Aaa/AAA/AAA
M-1              30,001,000       Sub            14.95%   LIBOR + [_]%        4.93      44-100         Aa1/AA+/AA+
M-2              25,542,000       Sub            11.80%   LIBOR + [_]%        4.82      42-100          Aa2/AA/AA
M-3              14,595,000       Sub            10.00%   LIBOR + [_]%        4.76      41-100         Aa3/AA-/AA-
M-4              12,974,000       Sub             8.40%   LIBOR + [_]%        4.72      40-100          A1/A+/A+
M-5              12,974,000       Sub             6.80%   LIBOR + [_]%        4.70      39-100           A2/A/A
M-6              11,757,000       Sub             5.35%   LIBOR + [_]%        4.68      38-100          A3/A-/A-
M-7              11,352,000       Sub             3.95%   LIBOR + [_]%        4.62      38-100       Baa1/BBB+/BBB+
M-8               8,919,000       Sub             2.85%   LIBOR + [_]%        4.51      37-91         Baa2/BBB/BBB
M-9               4,460,000       Sub             2.30%   LIBOR + [_]%        4.35      37-81        Baa3/BBB-/BBB-
Total          $792,198,000

Overview of the Non-offered LIBOR Certificates
M-10             $8,108,000       Sub             1.30%   LIBOR + [_]%        4.10      37-74          Ba1/BB+/BB+

(1) The initial aggregate principal balance of the LIBOR Certificates will be subject to an upward or downward variance of no more than approximately 10%. The principal balances of the LIBOR Certificates are calculated using the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date.
(2) On the closing date, the expected overcollateralization will be an amount equal to approximately 1.30% of the scheduled principal balances of the Mortgage Loans as of the Cut-Off Date.
(3) See the "Structure of the Certificates" section of this Term Sheet for more information on the Pass-Through-Rates of the LIBOR Certificates.
(4) Assuming payment based on the pricing speeds outlined in "Key Terms - Pricing Prepayment Assumption" and to a 5% Optional Clean-up Call on all certificates.
(5) The final scheduled distribution date for the certificates is the Distribution Date in July 2036.

Selected Mortgage Pool Data (1)

                                                               Aggregate
-----------------------------------------------------   ----------------
Scheduled Principal Balance:                                $810,847,086
Number of Mortgage Loans:                                          4,856
Average Scheduled Principal Balance:                            $166,978
Weighted Average Gross Coupon:                                     8.040%
Weighted Average Net Coupon(2):                                    7.540%
Non-Zero Weighted Average FICO Score:                                615
Weighted Average Original LTV Ratio:                                78.2%
Weighted Average Original Full Combined LTV Ratio(3):               85.6%
Weighted Average Stated Remaining Term (months):                     353
Weighted Average Seasoning (months):                                   2
Weighted Average Months to Roll:                                      22
Weighted Average Gross Margin:                                     5.223%
Weighted Average Initial Rate Cap:                                 2.993%
Weighted Average Periodic Rate Cap:                                1.007%
Weighted Average Gross Maximum Lifetime Rate:                     14.040%

(1) All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Cut-Off Date.
(2) The Weighted Average Net Coupon is equal to the Weighted Average Gross Coupon less the Servicing Fee.
(3) Reflects the original loan-to-value ratio, plus any known subordinate liens not owned by the trust fund.

The Depositor has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated May 26, 2006 attached to the prospectus supplement dated May 26, 2006 relating to the Depositor's Home Equity Asset-Backed Certificates, Series 2006-1 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-131594-01). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

Features of the Transaction

o The mortgage loans in the transaction consist of sub-prime, adjustable and fixed rate, first lien residential mortgage loans (the "Mortgage Loans") originated or acquired by Wells Fargo Bank, N.A. ("Wells Fargo").

o The Mortgage Loans will be serviced by the Wells Fargo Home Mortgage division of Wells Fargo Bank, N.A.

o Credit support for the certificates will be provided through a senior/subordinate structure, upfront fully funded overcollateralization of approximately 1.30% (subject to stepdown, as described herein), excess spread and mortgage insurance.

o None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) "high cost" loans under any other applicable state, federal or local law.

o None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

o     The transaction will be modeled on Bloomberg as WFHET 2006-2.

o This transaction will contain a swap agreement with an initial swap notional amount of approximately $770,412,000. The swap notional amount will amortize in accordance with the swap schedule. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay to the Swap Provider an amount equal to a per annum rate in accordance with the swap schedule (on an actual/360 basis) on the swap notional amount and the trust will be entitled to receive from the Swap Provider an amount equal to a per annum rate of one-month LIBOR (on an actual/360 basis), on the swap notional amount.

o The Offered Certificates will be registered under a registration statement (File No. 333-131594) filed with the Securities and Exchange Commission.

Time Table

Expected Closing Date:        June 29, 2006

Cut-Off Date:                 June 1, 2006

Expected Pricing Date:        Week of June 26, 2006

First Distribution Date:      July 25, 2006


Key Terms

Offered Certificates:         Class A and Class M Certificates (other than Class
                              M-10 Certificates)

Non-Offered
Certificates:                 Class M-10, Class CE, Class P and Class R
                              Certificates

LIBOR Certificates:           Class A and Class M Certificates

Class A Certificates          Class A-1, Class A-2, Class A-3 and Class A-4
                              Certificates

Class M Certificates:         Class M-1, Class M-2, Class M-3, Class M-4, Class
                              M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

Class R Certificates:         Class R-1 and Class R-2 Certificates

Subordinated
Certificates:                 Class M and Class CE Certificates

Depositor:                    Wells Fargo Asset Securities Corporation

Underwriter:                  Lehman Brothers Inc.

Servicer:                     Wells Fargo Bank, N.A.

Securities
Administrator:                Wells Fargo Bank, N.A.

Trustee:                      HSBC Bank (USA), National Association

Custodian:                    Wells Fargo Bank, N.A.

Swap Provider:                [TBD]

Credit Risk Manager:          Clayton Fixed Income Services Inc. (formerly known
                              as The Murrayhill Company), a Colorado corporation

Credit Risk Manager Fee:      1.10 bps per annum of the unpaid principal balance
                              of each mortgage loan payable monthly

Servicing Fee Rate:           50 bps

Distribution Date:            25th day of the month or the next Business Day

Record Date:                  For any Distribution Date, the last Business Day
                              of the Interest Accrual Period.

Delay Days:                   0 day delay on all the Offered Certificates

Day Count:                    Actual/360 basis

Prepayment Period:            The calendar month prior to the Distribution Date

Collection Period:            The period commencing on the second day of the
                              calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

Interest Accrual Period:      For the LIBOR Certificates, from and including the
                              prior Distribution Date, or for the first
                              Distribution Date, from the Closing Date, through and including the day prior to the current
                              Distribution Date.

Pricing Prepayment
Assumption:                   30% CPR

Excess Spread:                The interest payable on the mortgage loans due to
                              the initial weighted average net mortgage interest rate of the mortgage pool will be greater than the interest payments required on the LIBOR
                              Certificates and any swap payments owed to the Swap Provider, resulting in excess cash flow calculated in the following manner based on the collateral as of the Cut-Off Date:

                              Initial Gross WAC of the Mortgage
                                Loans (1):                          8.04012%
                                   Less Servicing Fee:              0.50000%
                                                                    -------
                              Net WAC (1):                          7.54012%
                                   Less Initial Net Swap Payments
                                     to the Swap Provider:          0.00000%
                                   Less Initial LIBOR Certificate
                                     Coupon (Approx.)(1)(2):        4.66522%
                                   Less Credit Risk Manager Fee
                                     Rate:                          0.01100%
                                                                    -------
                              Initial Excess Spread (1):            2.86390%

                                 (1)   This amount will vary on each
                                       distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.
                                 (2) Assumes 1-month LIBOR equal to 5.27938% and a 30-day month. This amount will vary on each distribution date based on changes to the weighted average Pass-Through Rates on the LIBOR Certificates as well as any changes in day count.

Servicer Advancing:           The Servicer will advance delinquent payments of
                              scheduled principal and interest (other than balloon payments), subject to recoverability.

Compensating Interest:        The Servicer will be obligated, on or before each
                              Distribution Date, to pay to the Securities
                              Administrator for the benefit of
                              Certificateholders an amount (such amount,
                              "Compensating Interest") equal to the lesser of
                              (i) the aggregate prepayment interest shortfall attributable to prepayments in full with respect to such Distribution Date and (ii) the Servicing
                              Fee for such Distribution Date.

Optional Clean-up Call:       Notwithstanding anything in the base prospectus,
                              the transaction has a 5% optional clean-up call.
                              The majority holder of the Class CE Certificates
                              (or if there is no majority holder, the Depositor) has the right to exercise the clean-up call on the Distribution Date following the Distribution Date on which the beginning Pool Balance is less than 5% of the Pool Balance as of the Cut-off Date.

Pool Balance:                 As of the date of determination, the aggregate
                              unpaid principal balance of the Mortgage Loans.

Rating Agencies:              Standard & Poor's Ratings Services, a division of
                              The McGraw-Hill Companies, Inc., Moody's Investors
                              Service, Inc. and Fitch Ratings.

Minimum Denomination:         $100,000 with regard to each of the Offered
                              Certificates.

Legal Investment:             It is anticipated that the Class A, Class M-1,
                              Class M-2 and Class M-3 Certificates will initially be SMMEA eligible.

ERISA Eligible:               Underwriter's exemption is expected to apply to
                              the Offered Certificates. However, in addition, for so long as the swap agreement is in effect, prospective purchasers must be eligible under one or more investor-based exemptions, and prospective purchasers should consult their own counsel.

Tax Treatment:                All LIBOR Certificates represent REMIC regular
                              interests subject to certain rights and
                              obligations to receive amounts in respect of the Cap Carryover Amounts; the Securities
                              Administrator will treat the rights and
                              obligations to receive amounts in respect of the Cap Carryover Amounts as rights under a notional principal contract. The Residual Certificates each represent the residual interest in a REMIC.

Registration Statement
and Prospectus:               This free writing prospectus does not contain all
                              information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement. The Depositor has filed or will file a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with the SEC (SEC File No. 333-131594) with respect to this offering (the "Offering Documentation"). The
                              Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated May 26, 2006 attached to the prospectus supplement dated May 26, 2006 relating to the Depositor's Home Equity Asset-Backed
                              Certificates, Series 2006-1 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC
                              File No. 333-131594-01). You may get the Offering
                              Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers
                              Inc., 745 Seventh Ave., New York, NY, 10019, Attn:
                              Asset Backed Fixed Income Syndicate or by calling
                              1-800-666-2388, Ext 59519.

                              This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                              The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pool backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

Risk Factors:                 PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS
                              INCLUDED IN THE REGISTRATION STATEMENT FOR A
                              DESCRIPTION OF INFORMATION THAT SHOULD BE
                              CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
                              OFFERED CERTIFICATES.

Structure of the Certificates

Description of Principal and Interest Distributions

Principal will be paid as described under the heading "Principal Distributions". Prior to the Step-Down Date or on and after the Step-Down Date on which a Trigger Event is in effect, all principal collected or advanced on the Mortgage Loans will be paid to the LIBOR Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the LIBOR Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest, if any, will be available to maintain the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly, on all of the LIBOR Certificates, at a rate of one-month LIBOR plus a margin that will step up after the date on which the Optional Clean-up Call is exercisable, subject to the Net WAC Cap or Maximum Cap Rate. The interest paid to each class will be reduced by their allocable share of Current Interest Shortfalls, which will be allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those Certificates for that Distribution Date. Any reductions in interest payments due to the Pass-Through-Rate attributable to the Net WAC Cap or Maximum Cap Rate will be carried forward with interest at the applicable Pass-Through-Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates.

Definitions

Credit Enhancement. The LIBOR Certificates are credit enhanced by (1) the Monthly Excess Interest Amount, (2) 1.30% overcollateralization (fully funded upfront) (after the Step-Down Date, so long as a Trigger Event is not in effect, the Targeted Overcollateralization Amount will be equal to the greater of (a) the lesser of (i) approximately 1.30% of the Pool Balance on the Cut-off Date and (ii) approximately 2.60% of the Pool Balance as of the last day of the related Collection Period and (b) 0.50% of the Pool Balance on the Cut-off
Date), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Targeted Overcollateralization Amount. As of any Distribution Date, (x) prior to the Stepdown Date, approximately 1.30% of the Pool Balance on the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred for such Distribution Date, the greater of (a) the lesser of (i) approximately 1.30% of the Pool Balance on the Cut-off Date and (ii) approximately 2.60% of the Pool Balance as of the last day of the related Collection Period and (b) 0.50% of the Pool Balance on the Cut-off Date and (ii) if a Trigger Event has occurred for such Distribution Date, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Mortgage Insurance. As of the Cut-Off Date, approximately 10.09% of the Mortgage Loans with original LTVs greater than 80% are covered by borrower and/or lender paid mortgage insurance.

Senior Enhancement Percentage. For any Distribution Date, the percentage obtained by dividing (x) the aggregate principal balance of the Class M Certificates (including any overcollateralization and prior to taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Collection Period.

Step-Down Date. The earlier of (A) the Distribution Date following the date on which the principal balance of the Class A Certificates has been reduced to zero and (B) the later to occur of:

(x)   the Distribution Date occurring in July 2009; and

(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 37.30%.

Class   Initial Subordination Percentage    Step-Down Date Percentage
-----   --------------------------------    -------------------------
A                                  18.65%                       37.30%
M-1                                14.95%                       29.90%
M-2                                11.80%                       23.60%
M-3                                10.00%                       20.00%
M-4                                 8.40%                       16.80%
M-5                                 6.80%                       13.60%
M-6                                 5.35%                       10.70%
M-7                                 3.95%                        7.90%
M-8                                 2.85%                        5.70%
M-9                                 2.30%                        4.60%
M-10                                1.30%                        2.60%

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans (as a percentage of the aggregate principal balance of the mortgage loans as of the last day of the related Collection Period) equals or exceeds [40.85]% of the Senior Enhancement Percentage or (ii) the aggregate amount of realized losses incurred since the Cut-Off Date through the last day of the related Collection Period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date (the "Cumulative Realized Loss Percentage") exceeds the amounts set forth below:

   Distribution Date               Cumulative Realized Loss Percentage:
------------------------   -----------------------------------------------------

 July 2008 - June 2009        [1.30]% for the first month, plus an additional
                                1/12th of [1.60]% for each month thereafter

 July 2009 - June 2010        [2.90]% for the first month, plus an additional
                                1/12th of [1.60]% for each month thereafter

 July 2010 - June 2011        [4.50]% for the first month, plus an additional
                                1/12th of [1.25]% for each month thereafter

 July 2011 - June 2012        [5.75]% for the first month, plus an additional
                                1/12th of [0.25]% for each month thereafter

July 2012 and thereafter                          [6.00]%

60+ Day Delinquent Loan. A 60+ Day Delinquent Loan is any Mortgage Loan (including each Mortgage Loan in foreclosure and each Mortgage Loan for which the related mortgagor has filed for bankruptcy after the Closing Date) with respect to which any portion of a monthly payment is, as of the last day of the prior Collection Period, two months or more past due and each Mortgage Loan relating to REO property.

Step-Up Coupons. For all LIBOR Certificates the coupon will increase after the first distribution date on which the Optional Clean-Up Call is first exercisable, should the call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance, the margin for the Class M Certificates will increase to 1.5 times the margin at issuance.

Class A Pass-Through Rate. The Class A Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-1 Pass-Through Rate. The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-2 Pass-Through Rate. The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-3 Pass-Through Rate. The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-4 Pass-Through Rate. The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-5 Pass-Through Rate. The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-6 Pass-Through Rate. The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-7 Pass-Through Rate. The Class M-7 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-8 Pass-Through Rate. The Class M-8 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-9 Pass-Through Rate. The Class M-9 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Class M-10 Pass-Through Rate. The Class M-10 Certificates will accrue interest at a variable rate equal to the lesser of (a) the lesser of (i) one-month LIBOR plus [_]% ([_]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the Pool Maximum Rate Cap and (b) the Net WAC Cap.

Net WAC Cap. For any Distribution Date and for the LIBOR Certificates will be
(a) the excess, if any, of (i) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the net mortgage interest rates for the Mortgage Loans, weighted on the basis of the unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period over (ii) a percentage, expressed as a per annum rate, calculated as a fraction, the numerator of which is the sum of any net swap payment owed to the Swap Provider and any swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) payable by the Supplemental Interest Trust and the denominator of which is the aggregate unpaid principal balance as of the first day of the related Collection Period.

Pool Maximum Rate Cap. For any Distribution Date and for the LIBOR Certificates will be (a) a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the mortgage interest rate ceilings (less the Servicing Fee Rate) for the adjustable rate mortgage loans and the mortgage interest rate ceilings (less the Servicing Fee Rate) for the fixed rate mortgage loans, weighted on the basis of the aggregate unpaid principal balance of the Mortgage Loans as of the first day of the related Collection Period minus (b) a percentage, expressed as a per annum rate, calculated as a fraction, the numerator of which is the sum of (x) any net swap payment owed to the Swap Provider and (y) any swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) payable by the Supplemental Interest Trust and the denominator of which is the aggregate unpaid principal balance as of the first day of the related Collection Period plus (c) a percentage, expressed as a per annum rate, calculated as a fraction, the numerator of which is any net swap payment owed by the Swap Provider to the Supplemental Interest Trust and the denominator of which is the aggregate unpaid principal balance as of the first day of the related Collection Period

Cap Carryover Amount. As to any Distribution Date, with respect to the LIBOR Certificates, the Cap Carryover Amount will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates at such certificates' applicable Pass-Through Rate (without regard to the Net WAC Cap, but up to a maximum rate equal to the Pool Maximum Rate Cap) over interest due on such class of certificates at a rate equal to the Net WAC Cap, (ii) any Cap Carryover Amount for such class remaining unpaid for such certificate from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the certificates' applicable Pass-Through Rate (without regard to the Net WAC Cap, but up to a maximum rate equal to the Pool Maximum Rate Cap).

Accrued Certificate Interest. For each class of LIBOR Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related principal balance immediately prior to such Distribution Date at the related Pass-Through Rate as reduced by that class's share of the excess of the Current Interest Shortfall for such Distribution Date, if any, over the Monthly Excess Interest Amount for such Distribution Date.

Current Interest Shortfall. Any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, prepayment interest shortfalls resulting from prepayments in full, to the extent not covered by Compensating Interest and any prepayment interest shortfalls resulting from partial principal prepayments.

Interest Remittance Amount. For any Distribution Date, (a) the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Servicing Fee Rate and certain amounts available for reimbursement of advances minus (b) any amounts payable to the Swap Provider (including any net swap payment and any swap termination payment owed to the Swap Provider but excluding any swap termination payment owed to the Swap Provider resulting from a swap provider trigger event).

Realized Losses. With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.

Interest Distributions on the Certificates. On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(a) to the Class A Certificates, pro rata (based on the accrued and unpaid interest distributable to each class of Class A Certificates) the related Accrued Certificate Interest and any unpaid Accrued Certificate Interest amount from prior Distribution Dates;

(b) from any remaining Interest Remittance Amount to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest and interest carryforward amount for such Distribution Date;

(c)   to pay the Credit Risk Manager, the Credit Risk Manager Fee; and

(d) from any remaining Interest Remittance Amount (such amount, the "Monthly Excess Interest Amount"), as a component of Monthly Excess Cashflow Amount.

Principal Distributions on the Certificates. On each Distribution Date (a) prior to the Step-Down Date or (b) on and after the Step-Down Date on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated in the following order of priority:

(a) sequentially, to the Class A-1 Certificates until the principal balance thereof has been reduced to zero, then to the Class A-2 Certificates until the principal balance thereof has been reduced to zero, then to the Class A-3 Certificates until the principal balance thereof has been reduced to zero, and then to the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(b) the portion of the available Principal Distribution Amount remaining after making the distribution described above in paragraph (a) will be distributed to the Class M Certificates, sequentially, in ascending numerical order, until the principal balances thereof have been reduced to zero; and

(c) from any remaining Principal Distribution Amount, as a component of Monthly Excess Cashflow Amount.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(a) to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, sequentially, to the Class A-1 Certificates until the principal balance thereof has been reduced to zero, then to the Class A-2 Certificates until the principal balance thereof has been reduced to zero, then to the Class A-3 Certificates until the principal balance thereof has been reduced to zero, and then to the Class A-4 Certificates until the principal balance thereof has been reduced to zero;

(b) the portion of the available Principal Distribution Amount remaining after making the distribution described above in paragraph (a) will be distributed sequentially, in ascending numerical order, to each Class M Certificate, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for such class, until the principal balance of such class has been reduced to zero; and

(c) from any remaining Principal Distribution Amount, as a component of Monthly Excess Cashflow Amount.

Allocation of Monthly Excess Cashflow Amount. For any Distribution Date, any Monthly Excess Cashflow Amounts shall be paid in the following order of priority:

      (i) concurrently to the Class A Certificates, first their remaining unpaid Accrued Certificate Interest and then their interest carryforward amount;

      (ii) sequentially, in ascending numerical order, to the Class M Certificates, first their remaining unpaid Accrued Certificate Interest, and then their interest carryforward amount;

      (iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, any Realized Loss Amortization Amount;

      (iv) any Cap Carryover Amounts (without regard to net swap payments made by the Swap Provider) to the Excess Reserve Fund Account,

      (v) certain swap termination payments to the Supplemental Interest Trust; and

      (vi)  to the holders of the Class CE certificates, any remaining amounts.

Monthly Excess Cashflow Amount. For any Distribution Date, the sum of (a) the Monthly Excess Interest Amount remaining after the application of such amount to cover any Current Interest Shortfall and to fund the Extra Principal Distribution Amount, (b) the Overcollateralization Release Amount and (c) any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the LIBOR Certificates.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust Account on or prior to the related Distribution Date will include: the net swap payments owed to the Swap Provider for such Distribution Date and the net swap receivable from the Swap Provider for such Distribution Date. Funds in the Supplemental Interest Trust Account will be distributed on each Distribution Date in the following order of priority:

      (i) to the Swap Provider, any net swap payments and certain swap termination payment (other than a defaulted swap termination payment) owed for such Distribution Date,

      (ii) to the certificateholders, to pay interest according to sections (b) and (c) of the "Interest Distributions on the Certificates" section, to the extent unpaid from other available funds,

      (iii) to the certificateholders, to pay principal according to the section "Principal Distributions on the Certificates," but only to the extent necessary to cause the overcollateralization to be restored to the current overcollateralization amount as a result of current or prior Realized Losses not previously so reimbursed (prior to distribution of any amounts due), to the extent unpaid from other available funds,

      (iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, any Realized Loss Amortization Amount;

      (v) to the certificateholders, to pay unpaid interest shortfall amounts and Cap Carryover Amounts according to the section "Allocation of Monthly Excess Cashflow Amount", to the extent unpaid from other available funds,

      (vi) to the Swap Provider, any defaulted swap termination payment owed for such Distribution Date, and

      (vii) to the holders of the Class CE certificates, any remaining amounts.

Excess Reserve Fund Account.

      On each Distribution Date, amounts available to be distributed pursuant to clause (iv) of the Allocation of Monthly Excess Cashflow Amount will be deposited into an account (the "Excess Reserve Fund Account"). The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class CE Certificates. With respect to any Distribution Date, the amount deposited in the Excess Reserve Fund Account cannot exceed the amount of Available Funds otherwise distributable on the Class CE Certificates.

      On each Distribution Date, the Class A and Class M Certificates will be entitled to receive payments from the Excess Reserve Fund Account, to the extent available, in an amount equal to any Cap Carryover Amount for such class, sequentially, as follows:

      (i) concurrently, to the Class A Certificates, pro rata (based on the Cap Carryover Amount of each such Class) any Cap Carryover Amount for such Class; and

      (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, any Cap Carryover Amount for such Class.

      Any Cap Carryover Amount on any Class of Certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class in the Excess Reserve Fund Account in accordance with the priorities set forth above and, to the extent of any Cap Carryover Amount remaining for a Class, from the Supplemental Interest Trust in the priority specified in "Supplemental Interest Trust" above.

Allocation of Realized Losses. All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority, (a) to the excess cashflow, (b) in reduction of the overcollateralization amount, and (c) sequentially, to the Class M-10, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order. An allocation of any Realized Losses to a Subordinated Certificate (other than the Class CE Certificates) on any Distribution Date will be made by reducing its principal balance, after taking into account all distributions made on such Distribution Date and any increase in principal balance due to a subsequent recovery. Realized Losses will not be allocated to reduce the principal balance of the Class A Certificates , however under certain loss scenarios, there will not be enough interest and principal on the Mortgage Loans to pay the Class A Certificates all interest and principal amounts to which they are entitled.

Realized Loss Amortization Amount. For each Distribution Date and each class of Subordinated Certificates (other than the Class CE Certificates), the Realized Loss Amortization Amount will be equal to the amount by which (x) the aggregate amount of Realized Losses previously applied in reduction of the principal balance of such class exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof pursuant to the allocation of Monthly Excess Cashflow Amount and (2) the amount by which the principal balance of such class has been increased due to any Subsequent Recovery.

Subsequent Recovery. An amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the Trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated a Realized Loss Amortization Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Realized Loss Amortization Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.

Principal Distribution Amount. On any Distribution Date, (1) the sum of (a) the Principal Remittance Amount and (b) the Extra Principal Distribution Amount, if any, minus (2) the Overcollateralization Release Amount, if any.

Principal Remittance Amount. On any Distribution Date, the excess of (i) the sum, less certain reimbursement and indemnification amounts, of:

      a) all scheduled payments of principal due during the related Collection Period and received by the Servicer on or prior to the related determination date or advanced by the Servicer for the related servicer remittance date,

      b) the principal portion of all partial and full prepayments received during the related prepayment period,

      c) the principal portion of all net liquidation proceeds, net condemnation proceeds, net insurance proceeds and subsequent recoveries received during the month prior to the month during which such Distribution Date occurs,

      d) the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, that were repurchased during the related prepayment period,

      e) the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan during the related prepayment period, and

      f) the principal portion of the termination price if the Optional Clean-Up Call is exercised.

over (ii) to the extent any amounts payable to the Swap Provider (including any net swap payment and any swap termination payment owed to the Swap Provider but excluding any swap termination payment owed to the Swap Provider resulting from a swap provider trigger event) exceed the Interest Remittance Amount for such Distribution Date (without giving effect to clause (b) of the definition of "Interest Remittance Amount"), the amount of such excess.

Extra Principal Distribution Amount. For any Distribution Date, the lesser of
(a) the Monthly Excess Interest Amount, after reduction for any Current Interest Shortfall and (b) the Overcollateralization Deficiency Amount for such Distribution Date.

Overcollateralization Deficiency Amount: For any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the actual overcollateralization amount, after giving effect to distributions of the Principal Distribution Amount (other than the Extra Principal Distribution Amount component) on such Distribution Date.

Overcollateralization Release Amount. For any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (x) the Principal Remittance Amount and (y) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on such Distribution Date over (ii) the Targeted Overcollateralization Amount of such Distribution Date. With respect to any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

Class A Principal Distribution Amount. An amount equal to the excess of: (x) the principal balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 62.70% and
(ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-1 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the principal balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 70.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-2 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of: (A) the principal balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), and (C) the principal balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 76.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-3 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the principal balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 80.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-4 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), and (E) the principal balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 83.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-5 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), and (F) the principal balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 86.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-6 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), and (G) the principal balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 89.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-7 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), and (H) the principal balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 92.10% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-8 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the principal balance of the Class M-7 Certificates (after taking into account any payment of the Class M-7 Principal Distribution Amount on such Distribution Date), and (I) the principal balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 94.30% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-9 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the principal balance of the Class M-7 Certificates (after taking into account any payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the principal balance of the Class M-8 Certificates (after taking into account any payment of the Class M-8 Principal Distribution Amount on such Distribution Date), and (J) the principal balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 95.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Class M-10 Principal Distribution Amount. An amount equal to the excess of: (x) the sum of (A) the principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the principal balance of the Class M-1 Certificates (after taking into account any payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the principal balance of the Class M-2 Certificates (after taking into account any payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the principal balance of the Class M-3 Certificates (after taking into account any payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the principal balance of the Class M-4 Certificates (after taking into account any payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the principal balance of the Class M-5 Certificates (after taking into account any payment of the Class M-5 Principal Distribution Amount on such Distribution
Date), (G) the principal balance of the Class M-6 Certificates (after taking into account any payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the principal balance of the Class M-7 Certificates (after taking into account any payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the principal balance of the Class M-8 Certificates (after taking into account any payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (J) the principal balance of the Class M-9 Certificates (after taking into account any payment of the Class M-9 Principal Distribution Amount on such Distribution Date), and (K) the principal balance of the Class M-10 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 97.40% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over approximately 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-Off Date.

Original Prepayment Penalty Term by Product Type (1)(2)

Product            No Penalty        1-12 Months   13-24 Months      25-36 Months     37-48 Months   49-60 Months   Total
-----------------  ---------------   -----------   ---------------   --------------   ------------   ------------   ---------------
2 Year Hybrid      $144,509,726.76         $0.00   $577,735,275.98            $0.00          $0.00          $0.00   $722,245,002.74
Fixed Rate           16,205,844.10          0.00        905,489.35    54,250,090.40           0.00           0.00     71,361,423.85
3 Year Hybrid         1,853,127.37          0.00        323,023.66     9,605,492.50           0.00           0.00     11,781,643.53
1 Year Hybrid         5,459,016.78          0.00              0.00             0.00           0.00           0.00      5,459,016.78
-----------------  ---------------   -----------   ---------------   --------------   ------------   ------------   ---------------
Total(3):          $168,027,715.01         $0.00   $578,963,788.99   $63,855,582.90          $0.00          $0.00   $810,847,086.90
=================  ===============   ===========   ===============   ==============   ============   ============   ===============

Product            No Penalty        1-12 Months   13-24 Months      25-36 Months     37-48 Months   49-60 Months   Total
-----------------  ---------------   -----------   ---------------   --------------   ------------   ------------   ---------------
2 Year Hybrid                20.01%         0.00%            79.99%            0.00%          0.00%          0.00%            89.07%
Fixed Rate                   22.71          0.00              1.27            76.02           0.00           0.00              8.80
3 Year Hybrid                15.73          0.00              2.74            81.53           0.00           0.00              1.45
1 Year Hybrid               100.00          0.00              0.00             0.00           0.00           0.00              0.67
-----------------  ---------------   -----------   ---------------   --------------   ------------   ------------   ---------------
Total(3):                    20.72%         0.00%            71.40%            7.88%          0.00%          0.00%           100.00%
=================  ===============   ===========   ===============   ==============   ============   ============   ===============

(1) All percentages calculated herein are percentages of scheduled principal balance as of the Cut-Off Date unless otherwise noted.

(2) None of the Mortgage Loans has a prepayment penalty term in excess of 60 months.

(3)   Columns may not add up due to rounding.

                        Sensitivity Analysis - To 5% Call

CPR                          20%          25%          30%          35%          40%
-----------------------   ----------   ----------   ----------   ----------   ----------
Class A-1
Average Life (yrs)              1.21         0.96         0.78         0.65         0.56
Window (months)                 1-32         1-25         1-20         1-17         1-15
Expected Final Maturity    2/25/2009    7/25/2008    2/25/2008   11/25/2007    9/25/2007

Class A-2
Average Life (yrs)              3.26         2.46         2.00         1.66         1.41
Window (months)                32-49        25-34        20-28        17-23        15-20
Expected Final Maturity    7/25/2010    4/25/2009   10/25/2008    5/25/2008    2/25/2008

Class A-3
Average Life (yrs)              6.02         4.67         3.50         2.45         2.07
Window (months)               49-106        34-83        28-68        23-56        20-31
Expected Final Maturity    4/25/2015    5/25/2013    2/25/2012    2/25/2011    1/25/2009

Class A-4
Average Life (yrs)             11.42         8.99         7.34         6.10         3.74
Window (months)              106-155       83-122       68-100        56-83        31-71
Expected Final Maturity    5/25/2019    8/25/2016   10/25/2014    5/25/2013    5/25/2012

Class M-1
Average Life (yrs)              6.91         5.57         4.93         4.81         5.40
Window (months)               37-155       40-122       44-100        49-83        57-71
Expected Final Maturity    5/25/2019    8/25/2016   10/25/2014    5/25/2013    5/25/2012

Class M-2
Average Life (yrs)              6.91         5.54         4.82         4.51         4.60
Window (months)               37-155       39-122       42-100        45-83        49-71
Expected Final Maturity    5/25/2019    8/25/2016   10/25/2014    5/25/2013    5/25/2012

Class M-3
Average Life (yrs)              6.91         5.52         4.76         4.37         4.28
Window (months)               37-155       39-122       41-100        43-83        46-71
Expected Final Maturity    5/25/2019    8/25/2016   10/25/2014    5/25/2013    5/25/2012

Class M-4
Average Life (yrs)              6.91         5.51         4.72         4.29         4.12
Window (months)               37-155       38-122       40-100        42-83        44-71
Expected Final Maturity    5/25/2019    8/25/2016   10/25/2014    5/25/2013    5/25/2012

Class M-5
Average Life (yrs)              6.91         5.50         4.70         4.23         4.01
Window (months)               37-155       38-122       39-100        40-83        42-71
Expected Final Maturity    5/25/2019    8/25/2016   10/25/2014    5/25/2013    5/25/2012

Class M-6
Average Life (yrs)              6.91         5.50         4.68         4.18         3.92
Window (months)               37-155       38-122       38-100        39-83        41-71
Expected Final Maturity    5/25/2019    8/25/2016   10/25/2014    5/25/2013    5/25/2012

Class M-7
Average Life (yrs)              6.86         5.46         4.62         4.11         3.82
Window (months)               37-155       37-122       38-100        39-83        39-71
Expected Final Maturity    5/25/2019    8/25/2016   10/25/2014    5/25/2013    5/25/2012


Class M-8
Average Life (yrs)              6.70         5.32         4.51         3.98         3.68
Window (months)               37-142       37-112        37-91        38-76        38-64
Expected Final Maturity    4/25/2018   10/25/2015    1/25/2014   10/25/2012   10/25/2011

Class M-9
Average Life (yrs)              6.50         5.17         4.35         3.87         3.54
Window (months)               37-126        37-99        37-81        38-67        38-57
Expected Final Maturity   12/25/2016    9/25/2014    3/25/2013    1/25/2012    3/25/2011

Class M-10
Average Life (yrs)              6.12         4.87         4.10         3.64         3.36
Window (months)               37-115        37-90        37-74        37-61        37-52
Expected Final Maturity    1/25/2016   12/25/2013    8/25/2012    7/25/2011   10/25/2010

                       Sensitivity Analysis - To Maturity

CPR                          20%          25%          30%          35%          40%
-----------------------   ----------   ----------   ----------   ----------   ----------
Class A-1
Average Life (yrs)              1.21         0.96         0.78         0.65         0.56
Window (months)                 1-32         1-25         1-20         1-17         1-15
Expected Final Maturity    2/25/2009    7/25/2008    2/25/2008   11/25/2007    9/25/2007

Class A-2
Average Life (yrs)              3.26         2.46         2.00         1.66         1.41
Window (months)                32-49        25-34        20-28        17-23        15-20
Expected Final Maturity    7/25/2010    4/25/2009   10/25/2008    5/25/2008    2/25/2008

Class A-3
Average Life (yrs)              6.02         4.67         3.50         2.45         2.07
Window (months)               49-106        34-83        28-68        23-56        20-31
Expected Final Maturity    4/25/2015    5/25/2013    2/25/2012    2/25/2011    1/25/2009

Class A-4
Average Life (yrs)             12.64        10.01         8.17         6.81         4.31
Window (months)              106-258       83-209       68-172       56-144       31-123
Expected Final Maturity   12/25/2027   11/25/2023   10/25/2020    6/25/2018    9/25/2016

Class M-1
Average Life (yrs)              7.17         5.79         5.11         4.97         5.55
Window (months)               37-215       40-173       44-141       49-118       57-100
Expected Final Maturity    5/25/2024   11/25/2020    3/25/2018    4/25/2016   10/25/2014

Class M-2
Average Life (yrs)              7.14         5.74         4.98         4.65         4.71
Window (months)               37-205       39-164       42-134       45-112        49-95
Expected Final Maturity    7/25/2023    2/25/2020    8/25/2017   10/25/2015    5/25/2014

Class M-3
Average Life (yrs)              7.11         5.69         4.89         4.48         4.37
Window (months)               37-194       39-155       41-127       43-106        46-90
Expected Final Maturity    8/25/2022    5/25/2019    1/25/2017    4/25/2015   12/25/2013

Class M-4
Average Life (yrs)              7.07         5.66         4.84         4.39         4.20
Window (months)               37-186       38-149       40-121       42-101        44-86
Expected Final Maturity   12/25/2021   11/25/2018    7/25/2016   11/25/2014    8/25/2013

Class M-5
Average Life (yrs)              7.03         5.61         4.78         4.30         4.06
Window (months)               37-178       38-142       39-116        40-97        42-82
Expected Final Maturity    4/25/2021    4/25/2018    2/25/2016    7/25/2014    4/25/2013

Class M-6
Average Life (yrs)              6.96         5.56         4.72         4.21         3.94
Window (months)               37-169       38-134       38-109        39-91        41-77
Expected Final Maturity    7/25/2020    8/25/2017    7/25/2015    1/25/2014   11/25/2012

Class M-7
Average Life (yrs)              6.86         5.46         4.62         4.11         3.82
Window (months)               37-157       37-124       38-101        39-84        39-71
Expected Final Maturity    7/25/2019   10/25/2016   11/25/2014    6/25/2013    5/25/2012


Class M-8
Average Life (yrs)              6.70         5.32         4.51         3.98         3.68
Window (months)               37-142       37-112        37-91        38-76        38-64
Expected Final Maturity    4/25/2018   10/25/2015    1/25/2014   10/25/2012   10/25/2011

Class M-9
Average Life (yrs)              6.50         5.17         4.35         3.87         3.54
Window (months)               37-126        37-99        37-81        38-67        38-57
Expected Final Maturity   12/25/2016    9/25/2014    3/25/2013    1/25/2012    3/25/2011

Class M-10
Average Life (yrs)              6.12         4.87         4.10         3.64         3.36
Window (months)               37-115        37-90        37-74        37-61        37-52
Expected Final Maturity    1/25/2016   12/25/2013    8/25/2012    7/25/2011   10/25/2010

Net WAC Cap.

The information in the following table has been prepared in accordance with the following assumptions (i) one-month, six-month LIBOR and one year CMT remain constant at 20.00%, (ii) day count convention of actual/360 is applied, (iii) prepayments on the mortgage loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage and
(iv) no losses are incurred on the Mortgage Loans. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

Period   Net WAC Cap (%)(1)   Period   Net WAC Cap (%)(1)   Period   Net WAC Cap (%)(1)
------   ------------------   ------   ------------------   ------   ------------------
     1              8.70015       35             17.64710       69             13.48427
     2             21.55692       36             17.14335       70             12.61485
     3             21.46958       37             17.42436       71             13.03589
     4             21.69372       38             16.92444       72             12.61591
     5             21.43116       39             16.81650       73             13.03700
     6             21.64497       40             17.27812       74             12.61699
     7             21.38183       41             17.48784       75             12.61754
     8             21.40062       42             17.80568       76             13.03869
     9             22.18130       43             17.28711       77             12.61863
    10             21.39808       44             17.19302       78             13.03983
    11             21.65300       45             18.44501       79             12.61975
    12             21.41689       46             17.01564       80             12.62031
    13             21.65795       47             17.34598       81             13.97311
    14             21.38808       48             16.83707       82             12.62144
    15             21.24826       49             17.16615       83             13.04275
    16             21.32579       50             16.66060       84             12.62259
    17             20.89986       51             16.57655       85             13.04394
    18             20.94550       52             16.92583       86             12.62375
    19             20.47962       53             16.43000       87             12.62433
    20             20.26983       54             16.77164       88             13.04575
    21             20.53199       55             16.27662       89             12.62551
    22             20.23441       56             16.20091       90             13.04698
    23             22.42724       57             17.48012       91             12.62671
    24             21.81455       58             16.05888       92             12.62731
    25             20.18045       59             16.41027       93             13.98091
    26             18.85879       60             15.91970       94             12.62853
    27             17.96613       61             13.03054       95             13.05012
    28             17.79613       62             12.61071       96             12.62976
    29             17.65785       63             12.61121       97             13.05140
    30             17.62579       64             13.03212       98             12.63101
    31             16.97051       65             12.61224       99             12.63164
    32             16.74219       66             13.03318      100             13.05335
    33             17.72740       67             12.61327
    34             16.64839       68             12.61379

(1) The Effective Net WAC Cap is shown for the first 60 Distribution Dates. For purposes of this calculation, it was assumed that Net Swap Payments from the Interest Rate Swap agreement were available to the Class A and Class M Certificates.

Excess Spread.

Period   Excess Spread(1)(2)(3)    Period   Excess Spread(1)(2)(3)
------   ----------------------    ------   ----------------------
     1                     2.86%       31                     4.11%
     2                     1.80%       32                     4.11%
     3                     1.72%       33                     4.67%
     4                     1.87%       34                     4.14%
     5                     1.66%       35                     4.34%
     6                     1.83%       36                     4.14%
     7                     1.61%       37                     4.33%
     8                     1.66%       38                     4.09%
     9                     2.23%       39                     4.11%
    10                     1.67%       40                     4.31%
    11                     1.88%       41                     4.12%
    12                     1.70%       42                     4.31%
    13                     1.90%       43                     4.12%
    14                     1.73%       44                     4.12%
    15                     1.74%       45                     4.69%
    16                     1.93%       46                     4.11%
    17                     1.74%       47                     4.32%
    18                     1.92%       48                     4.12%
    19                     1.72%       49                     4.31%
    20                     1.74%       50                     4.11%
    21                     2.11%       51                     4.10%
    22                     2.15%       52                     4.29%
    23                     4.29%       53                     4.12%
    24                     4.10%       54                     4.30%
    25                     4.29%       55                     4.11%
    26                     4.09%       56                     4.11%
    27                     4.08%       57                     4.69%
    28                     4.26%       58                     4.12%
    29                     4.12%       59                     4.33%
    30                     4.30%       60                     4.14%

(1) Based on gradually increasing one-month LIBOR, six-month LIBOR and one year CMT.

(2)   Assumes a constant prepayment rate of 30%.

(3) Does not include swap payments made to the Trust. Reflects swap payments made to the Trust.

Swap Agreement.

On the Closing Date, the Securities Administrator will enter into a swap agreement with an initial swap notional amount of $770,412,000. Under the swap agreement, on each Distribution Date prior to the termination of the swap agreement, the trust will be obligated to pay to the Swap Provider an amount equal to a strike rate (on an actual/360 basis) on the swap notional amount and the trust will be entitled to receive from the Swap Provider an amount equal to a per annum rate of 1-month LIBOR (on a actual/360 basis) on the swap notional amount. Only the net amount of the two obligations above will be paid by the appropriate party.

                         Approximate                                         Approximate
         Distribution      Notional       Strike             Distribution      Notional       Strike
Period       Date        Schedule ($)    Rate (%)   Period       Date        Schedule ($)    Rate (%)
------   ------------   --------------   --------   ------   ------------   --------------   --------
     1     Jul 2006               0.00       0.00       31     Jan 2009     139,582,000.00       5.51
     2     Aug 2006     770,412,000.00       5.44       32     Feb 2009     130,529,000.00       5.52
     3     Sep 2006     746,915,000.00       5.52       33     Mar 2009     123,140,000.00       5.53
     4     Oct 2006     724,115,000.00       5.53       34     Apr 2009     117,095,000.00       5.53
     5     Nov 2006     701,994,000.00       5.54       35     May 2009     111,346,000.00       5.54
     6     Dec 2006     680,530,000.00       5.56       36     Jun 2009     105,882,000.00       5.55
     7     Jan 2007     659,705,000.00       5.57       37     Jul 2009     100,685,000.00       5.55
     8     Feb 2007     639,499,000.00       5.54       38     Aug 2009      95,743,000.00       5.56
     9     Mar 2007     619,894,000.00       5.53       39     Sep 2009      91,043,000.00       5.57
    10     Apr 2007     600,872,000.00       5.52       40     Oct 2009      86,574,000.00       5.57
    11     May 2007     582,418,000.00       5.51       41     Nov 2009      82,324,000.00       5.58
    12     Jun 2007     564,512,000.00       5.49       42     Dec 2009      78,282,000.00       5.59
    13     Jul 2007     547,139,000.00       5.48       43     Jan 2010      74,438,000.00       5.60
    14     Aug 2007     529,774,000.00       5.48       44     Feb 2010      70,782,000.00       5.60
    15     Sep 2007     508,459,000.00       5.47       45     Mar 2010      67,307,000.00       5.61
    16     Oct 2007     487,356,000.00       5.47       46     Apr 2010      64,001,000.00       5.62
    17     Nov 2007     466,503,000.00       5.47       47     May 2010      60,857,000.00       5.63
    18     Dec 2007     445,937,000.00       5.47       48     Jun 2010      57,868,000.00       5.64
    19     Jan 2008     425,692,000.00       5.48       49     Jul 2010      55,025,000.00       5.66
    20     Feb 2008     405,800,000.00       5.46       50     Aug 2010      52,321,000.00       5.67
    21     Mar 2008     386,292,000.00       5.46       51     Sep 2010      49,750,000.00       5.68
    22     Apr 2008     367,195,000.00       5.47       52     Oct 2010      47,306,000.00       5.69
    23     May 2008     348,535,000.00       5.47       53     Nov 2010      44,981,000.00       5.69
    24     Jun 2008     330,336,000.00       5.47       54     Dec 2010      42,771,000.00       5.70
    25     Jul 2008     267,622,000.00       5.47       55     Jan 2011      40,668,000.00       5.70
    26     Aug 2008     233,917,000.00       5.48       56     Feb 2011      38,669,000.00       5.71
    27     Sep 2008     204,457,000.00       5.49       57     Mar 2011      36,768,000.00       5.71
    28     Oct 2008     182,060,000.00       5.49       58     Apr 2011      34,959,000.00       5.71
    29     Nov 2008     164,598,000.00       5.50       59     May 2011      33,239,000.00       5.71
    30     Dec 2008     150,734,000.00       5.51       60     Jun 2011      31,598,000.00       5.72

                     Collateral Characteristics - Aggregate
       Collateral characteristics are listed below as of the Cut-Off Date.

                                  Product Type

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Fully Amortizing Loans:
2/28 ARM (LIBOR)                                   3,982   $637,843,225.85       78.66%        8.136%   100.00%        609
Fixed Rate - 30 Year                                 353     49,296,969.93        6.08         8.152      0.00         630
3/27 ARM (LIBOR)                                      46     10,378,923.53        1.28         7.447    100.00         646
Fixed Rate - 15 Year                                  90      8,054,107.71        0.99         8.278      0.00         616
1 Year ARM (CMT)                                      25      5,459,016.78        0.67         9.046    100.00         583
Subtotal (Fully Amortizing):                       4,496   $711,032,243.80       87.69%        8.136%    91.93%        611

Balloon Loans:
Fixed Rate - 15/30 Year Balloon                       63    $13,332,286.21        1.64%        7.553%     0.00%        640
Subtotal (Balloon):                                   63    $13,332,286.21        1.64%        7.553%     0.00%        640

Interest-Only Loans:
2/28 ARM (LIBOR)                                     288    $84,401,776.89       10.41%        7.330%   100.00%        642
3/27 ARM (LIBOR)                                       6      1,402,720.00        0.17         7.586    100.00         675
Fixed Rate - 30 Year                                   3        678,060.00        0.08         6.794      0.00         687
Subtotal (IO Loans):                                 297    $86,482,556.89       10.67%        7.330%    99.22%        643
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                 Weighted
                                                   Avg.
                                                 Original     Full
                                                 LTV (%)     Doc (%)     % MI
---------------------------------------------    --------    -------    ------
Fully Amortizing Loans:
2/28 ARM (LIBOR)                                    78.90%    100.00%     2.90%
Fixed Rate - 30 Year                                72.98     100.00      1.56
3/27 ARM (LIBOR)                                    78.40     100.00      7.74
Fixed Rate - 15 Year                                67.23     100.00      3.25
1 Year ARM (CMT)                                    77.34     100.00      0.00
Subtotal (Fully Amortizing):                        78.34%    100.00%     2.86%

Balloon Loans:
Fixed Rate - 15/30 Year Balloon                     71.54%    100.00%     3.21%
Subtotal (Balloon):                                 71.54%    100.00%     3.21%

Interest-Only Loans:
2/28 ARM (LIBOR)                                    78.20%    100.00%     0.00%
3/27 ARM (LIBOR)                                    71.65     100.00      0.00
Fixed Rate - 30 Year                                80.83     100.00      0.00
Subtotal (IO Loans):                                78.12%    100.00%     0.00%
---------------------------------------------    --------    -------    ------
Total:                                              78.20%    100.00%     2.56%

IO Term

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
(months)                                         Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Interest-Only Loans:
60                                                   297    $86,482,556.89      100.00%        7.330%    99.22%        643
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                               297    $86,482,556.89      100.00%        7.330%    99.22%        643

                                                Weighted
                                                  Avg.
                                                Original     Full
(months)                                        LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
Interest-Only Loans:
60                                                 78.12%    100.00%     0.00%
---------------------------------------------   --------    -------    ------
Total:                                             78.12%    100.00%     0.00%

                                Amortization Type

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
30 Year Amortization                               4,469   $716,310,422.30       88.34%        8.123%    91.26%        612
Interest Only                                        297     86,482,556.89       10.67         7.330     99.22         643
15 Year Amortization                                  90      8,054,107.71        0.99         8.278      0.00         616
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
                                                LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
30 Year Amortization                               78.34%    100.00%     2.86%
Interest Only                                      78.12     100.00      0.00
15 Year Amortization                               67.23     100.00      3.25
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                          Scheduled Principal Balances

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
($)                                              Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
0.01 - 50,000.00                                     472    $17,513,010.92        2.16%        9.745%    80.14%        589
50,000.01 - 100,000.00                             1,257     96,197,322.97       11.86         8.791     88.14         604
100,000.01 - 150,000.00                            1,039    127,859,990.94       15.77         8.486     91.59         609
150,000.01 - 200,000.00                              755    130,807,526.26       16.13         7.971     91.60         612
200,000.01 - 250,000.00                              464    104,211,136.32       12.85         7.912     91.61         616
250,000.01 - 300,000.00                              273     75,215,645.26        9.28         7.815     91.54         617
300,000.01 - 350,000.00                              187     60,812,294.16        7.50         7.649     92.61         618
350,000.01 - 400,000.00                              118     43,845,652.15        5.41         7.684     93.32         620
400,000.01 - 450,000.00                               88     37,220,418.64        4.59         7.656     92.11         621
450,000.01 - 500,000.00                               67     31,992,373.83        3.95         7.588     95.68         625
500,000.01 - 550,000.00                               36     18,964,734.33        2.34         7.512     94.55         632
550,000.01 - 600,000.00                               45     25,847,962.57        3.19         7.539     86.64         633
600,000.01 - 650,000.00                               15      9,421,755.39        1.16         7.327     93.35         623
650,000.01 >=                                         40     30,937,263.16        3.82         7.329     91.06         629
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
($)                                             LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
0.01 - 50,000.00                                   75.11%    100.00%     5.11%
50,000.01 - 100,000.00                             79.16     100.00      5.24
100,000.01 - 150,000.00                            78.91     100.00      3.49
150,000.01 - 200,000.00                            77.84     100.00      2.05
200,000.01 - 250,000.00                            77.49     100.00      2.55
250,000.01 - 300,000.00                            78.02     100.00      1.15
300,000.01 - 350,000.00                            79.48     100.00      2.11
350,000.01 - 400,000.00                            77.48     100.00      0.00
400,000.01 - 450,000.00                            77.99     100.00      0.00
450,000.01 - 500,000.00                            78.37     100.00      1.53
500,000.01 - 550,000.00                            80.25     100.00      2.83
550,000.01 - 600,000.00                            80.66     100.00      4.54
600,000.01 - 650,000.00                            76.76     100.00      6.89
650,000.01 >=                                      74.13     100.00      0.00
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                                  Lien Position

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
1st Lien                                           4,856   $810,847,086.90      100.00%        8.040%    91.20%        615
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                 Weighted
                                                   Avg.
                                                 Original     Full
                                                 LTV (%)     Doc (%)     % MI
---------------------------------------------    --------    -------    ------
1st Lien                                            78.20%    100.00%     2.56%
---------------------------------------------    --------    -------    ------
Total:                                              78.20%    100.00%     2.56%

                                  Loan Purpose

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Cash Out Refinance                                 2,093   $383,537,643.85       47.30%        8.183%    87.17%        605
Purchase                                           2,427    376,445,415.98       46.43         7.866     95.91         626
Rate/Term Refinance                                  336     50,864,027.07        6.27         8.257     86.68         609
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
                                                LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
Cash Out Refinance                                 74.32%    100.00%     2.43%
Purchase                                           82.11     100.00      2.52
Rate/Term Refinance                                78.55     100.00      3.76
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                                Occupancy Status

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Primary Home                                       4,676   $785,108,089.23       96.83%        8.030%    91.28%        614
Investment                                           123     13,698,679.18        1.69         8.248     86.13         643
Second Home                                           57     12,040,318.49        1.48         8.446     92.00         624
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
                                                LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
Primary Home                                       78.41%    100.00%     2.61%
Investment                                         65.54     100.00      0.00
Second Home                                        79.05     100.00      1.78
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                        Original Terms to Stated Maturity

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
(months)                                         Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
1 - 180                                              153    $21,386,393.92        2.64%        7.826%     0.00%        631
241 - 360                                          4,703    789,460,692.98       97.36         8.046     93.67         615
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
(months)                                        LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
1 - 180                                            69.92%    100.00%     3.23%
241 - 360                                          78.43     100.00      2.54
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                       Remaining Terms to Stated Maturity

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
(months)                                         Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
1 - 180                                              153    $21,386,393.92        2.64%        7.826%     0.00%        631
241 - 360                                          4,703    789,460,692.98       97.36         8.046     93.67         615
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
(months)                                        LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
1 - 180                                            69.92%    100.00%     3.23%
241 - 360                                          78.43     100.00      2.54
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                           State Distribution (Top 10)

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
CA                                                   402   $129,507,561.47       15.97%        7.419%    89.08%        628
FL                                                   255     50,810,422.87        6.27         7.992     92.03         610
TX                                                   454     49,518,634.76        6.11         8.070     77.25         614
AZ                                                   238     48,472,597.85        5.98         7.993     93.63         619
MD                                                   177     42,540,274.01        5.25         7.893     86.68         608
IL                                                   225     29,735,542.48        3.67         8.501     97.21         614
NJ                                                   101     28,728,828.90        3.54         7.868     92.43         617
NY                                                   148     27,685,728.89        3.41         8.180     90.25         603
VA                                                   131     27,341,501.18        3.37         8.091     94.40         608
GA                                                   149     25,373,209.20        3.13         8.205     92.70         605
Other                                              2,576    351,132,785.29       43.30         8.245     93.15         613
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
                                                LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
CA                                                 73.14%    100.00%     1.17%
FL                                                 78.35     100.00      0.58
TX                                                 79.18     100.00      5.18
AZ                                                 77.05     100.00      1.85
MD                                                 76.51     100.00      0.00
IL                                                 81.58     100.00      3.12
NJ                                                 76.18     100.00      1.72
NY                                                 76.33     100.00      0.24
VA                                                 78.78     100.00      1.99
GA                                                 82.02     100.00      1.59
Other                                              79.98     100.00      3.71
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                     Original Combined Loan-to-Value Ratio*

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
First Lien Loans:
Less than 60.01%                                     408    $62,293,097.95        7.68%        8.163%    80.04%        599
60.01 to 70.00%                                      419     74,259,945.08        9.16         8.064     82.24         595
70.01 to 80.00%                                    2,733    468,786,041.15       57.81         7.712     92.80         621
80.01 to 85.00%
With MI:                                              51      5,929,532.69        0.73         8.551     96.44         592
Without MI:                                          361     61,820,749.09        7.62         8.844     90.05         592
85.01 to 90.00%
With MI:                                              65      9,072,380.50        1.12         7.808     88.22         616
Without MI:                                          434     79,019,494.58        9.75         8.643     96.09         617
90.01 to 95.00%
With MI:                                              28      3,154,248.18        0.39         8.385     98.32         614
Without MI:                                          194     26,265,149.33        3.24         8.980     97.17         626
95.01 to 100.00%
With MI:                                              26      2,578,513.57        0.32         8.365     95.06         654
Without MI:                                          137     17,667,934.78        2.18         9.146     97.02         642
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
                                                LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
First Lien Loans:
Less than 60.01%                                   48.35%    100.00%     0.00%
60.01 to 70.00%                                    66.59     100.00      0.00
70.01 to 80.00%                                    78.97     100.00      0.00
80.01 to 85.00%
With MI:                                           84.09     100.00    100.00
Without MI:                                        84.48     100.00      0.00
85.01 to 90.00%
With MI:                                           89.79     100.00    100.00
Without MI:                                        89.65     100.00      0.00
90.01 to 95.00%
With MI:                                           94.93     100.00    100.00
Without MI:                                        94.81     100.00      0.00
95.01 to 100.00%
With MI:                                          100.00     100.00    100.00
Without MI:                                        99.97     100.00      0.00
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

*Includes the loan in the securitization and any senior liens.

                Original Effective Combined Loan-to-Value Ratio*

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
First Lien Loans:
Less than 60.01%                                     408    $62,293,097.95        7.68%        8.163%    80.04%        599
60.01 to 70.00%                                      463     78,957,370.50        9.74         8.105     82.88         597
70.01 to 80.00%                                    2,859    484,823,290.67       59.79         7.722     92.80         621
80.01 to 85.00%                                      361     61,820,749.09        7.62         8.844     90.05         592
85.01 to 90.00%                                      434     79,019,494.58        9.75         8.643     96.09         617
90.01 to 95.00%                                      194     26,265,149.33        3.24         8.980     97.17         626
95.01 to 100.00%                                     137     17,667,934.78        2.18         9.146     97.02         642
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
                                                LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
First Lien Loans:
Less than 60.01%                                   48.35%    100.00%     0.00%
60.01 to 70.00%                                    68.34     100.00      5.95
70.01 to 80.00%                                    79.28     100.00      3.31
80.01 to 85.00%                                    84.48     100.00      0.00
85.01 to 90.00%                                    89.65     100.00      0.00
90.01 to 95.00%                                    94.81     100.00      0.00
95.01 to 100.00%                                   99.97     100.00      0.00
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

*Combined LTV after taking mortgage insurance into account.

                   Original Full Combined Loan-to-Value Ratio*

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
First Lien Loans:
Less than 60.01%                                     404    $60,868,905.38        7.51%        8.168%    79.57%        598
60.01 to 70.00%                                      412     72,184,648.97        8.90         8.086     81.95         594
70.01 to 80.00%                                      908    166,331,577.27       20.51         8.254     90.81         595
80.01 to 85.00%
With MI:                                              50      5,856,472.47        0.72         8.505     96.40         593
Without MI:                                          360     63,081,333.94        7.78         8.784     89.16         592
85.01 to 90.00%
With MI:                                              64      8,956,527.76        1.10         7.826     88.07         616
Without MI:                                          454     86,977,443.51       10.73         8.491     94.59         618
90.01 to 95.00%
With MI:                                              30      3,343,161.14        0.41         8.401     98.42         613
Without MI:                                          306     48,052,491.47        5.93         8.312     94.19         628
95.01 to 100.00%
With MI:                                              26      2,578,513.57        0.32         8.365     95.06         654
Without MI:                                        1,842    292,616,011.42       36.09         7.532     94.93         637
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
                                                LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
First Lien Loans:
Less than 60.01%                                   48.18%    100.00%     0.00%
60.01 to 70.00%                                    66.48     100.00      0.00
70.01 to 80.00%                                    77.30     100.00      0.00
80.01 to 85.00%
With MI:                                           84.08     100.00    100.00
Without MI:                                        83.91     100.00      0.00
85.01 to 90.00%
With MI:                                           89.75     100.00    100.00
Without MI:                                        88.48     100.00      0.00
90.01 to 95.00%
With MI:                                           94.65     100.00    100.00
Without MI:                                        87.81     100.00      0.00
95.01 to 100.00%
With MI:                                          100.00     100.00    100.00
Without MI:                                        81.14     100.00      0.00
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

*Includes all liens on the mortgaged property.

                                   FICO Score

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
0 - 0                                                 46     $3,491,134.24        0.43%        9.960%    97.81%          0
1 - 499                                                1         82,466.31        0.01        10.375    100.00         499
500 - 520                                            151     15,888,661.45        1.96        10.532     98.10         510
521 - 540                                            246     35,171,870.63        4.34         9.889     98.02         531
541 - 560                                            353     58,380,443.74        7.20         8.954     96.64         551
561 - 580                                            518     80,880,115.11        9.97         8.505     91.05         571
581 - 600                                            904    136,505,889.68       16.83         8.151     92.20         590
601 - 620                                            803    133,645,050.31       16.48         7.906     91.92         610
621 - 640                                            632    108,054,476.18       13.33         7.777     89.49         630
641 - 660                                            539    100,215,867.45       12.36         7.509     91.02         650
661 - 680                                            302     59,246,078.60        7.31         7.319     86.63         670
681 - 700                                            167     37,140,197.76        4.58         7.034     78.03         689
701 - 720                                             88     19,724,636.58        2.43         7.221     96.15         710
721 - 740                                             51     10,977,008.80        1.35         7.217     94.88         731
741 - 760                                             24      5,178,237.94        0.64         6.919     86.68         752
761 - 780                                             16      2,926,917.30        0.36         6.751    100.00         770
Greater than 781                                      15      3,338,034.82        0.41         7.094     64.35         800
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
                                                LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
0 - 0                                              73.56%    100.00%     9.07%
1 - 499                                            75.00     100.00      0.00
500 - 520                                          68.69     100.00      0.27
521 - 540                                          70.61     100.00      1.20
541 - 560                                          74.71     100.00      1.88
561 - 580                                          77.65     100.00      3.83
581 - 600                                          78.40     100.00      2.86
601 - 620                                          79.56     100.00      2.64
621 - 640                                          79.34     100.00      2.22
641 - 660                                          80.56     100.00      2.67
661 - 680                                          79.96     100.00      2.80
681 - 700                                          78.17     100.00      3.30
701 - 720                                          78.01     100.00      0.33
721 - 740                                          81.26     100.00      2.77
741 - 760                                          77.24     100.00      0.00
761 - 780                                          74.58     100.00      0.00
Greater than 781                                   77.92     100.00      0.00
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                                  Property Type

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Single Family                                      4,497   $740,463,219.85       91.32%        8.064%    90.89%        614
Condo                                                228     41,828,611.18        5.16         7.784     95.24         626
2-4 Family                                           131     28,555,255.87        3.52         7.787     93.35         627
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
                                                LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
Single Family                                      78.44%    100.00%     2.77%
Condo                                              78.54     100.00      0.39
2-4 Family                                         71.50     100.00      0.28
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                   Prepayment Premium Term by Product Type ($)

Amortization Type   No Premium         1 - 12 Months    13 - 24 Months     25 - 36 Months    37 - 48 Months    49 - 60 Months
-----------------   ---------------    -------------    ---------------    --------------    --------------    --------------
2 Year Hybrid       $144,509,726.76            $0.00    $577,735,275.98             $0.00             $0.00             $0.00
Fixed Rate            16,205,844.10             0.00         905,489.35     54,250,090.40              0.00              0.00
3 Year Hybrid          1,853,127.37             0.00         323,023.66      9,605,492.50              0.00              0.00
1 Year Hybrid          5,459,016.78             0.00               0.00              0.00              0.00              0.00
-----------------   ---------------    -------------    ---------------    --------------    --------------    --------------
Total:              $168,027,715.01            $0.00    $578,963,788.99    $63,855,582.90             $0.00             $0.00

Amortization Type   Total
-----------------   ---------------
2 Year Hybrid       $722,245,002.74
Fixed Rate            71,361,423.85
3 Year Hybrid         11,781,643.53
1 Year Hybrid          5,459,016.78
-----------------   ---------------
Total:              $810,847,086.90

                   Prepayment Premium Term by Product Type (%)

Amortization Type   No Premium    1 - 12 Months    13 - 24 Months    25 - 36 Months    37 - 48 Months    49 - 60 Months    Total
-----------------   ----------    -------------    --------------    --------------    --------------    --------------    ------
2 Year Hybrid            20.01%            0.00%            79.99%             0.00%             0.00%             0.00%    89.07%
Fixed Rate               22.71             0.00              1.27             76.02              0.00              0.00      8.80
3 Year Hybrid            15.73             0.00              2.74             81.53              0.00              0.00      1.45
1 Year Hybrid           100.00             0.00              0.00              0.00              0.00              0.00      0.67
-----------------   ----------    -------------    --------------    --------------    --------------    --------------    ------
Total:                   20.72%            0.00%            71.40%             7.88%             0.00%             0.00%   100.00%

                     Prepayment Premium Description - Top 5

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
3% 2% 1% of Orig. Bal                            Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
None                                                 938    168,027,715.01       20.72         8.389     90.36         614
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.         50     13,264,394.55        1.64         7.550      0.00         640
2% of UPB                                             93     12,353,210.55        1.52         8.511     98.58         606
2 Mo. Int. on Amount Prepaid > 33% Orig. Bal.         22      5,921,078.22        0.73         7.882      0.00         622
Other                                                 97      9,394,022.00        1.16         8.366      0.00         628
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                 Weighted
                                                   Avg.
                                                 Original     Full
3% 2% 1% of Orig. Bal                            LTV (%)     Doc (%)     % MI
---------------------------------------------    --------    -------    ------
None                                                77.20     100.00      1.80
6 Mo. Int. on Amount Prepaid > 20% Orig. Bal.       60.82     100.00      0.00
2% of UPB                                           82.80     100.00      0.00
2 Mo. Int. on Amount Prepaid > 33% Orig. Bal.       74.49     100.00      0.00
Other                                               78.23     100.00     11.89
---------------------------------------------    --------    -------    ------
Total:                                              78.20%    100.00%     2.56%

Documentation Type

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
                                                 Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Full                                               4,856   $810,847,086.90      100.00%        8.040%    91.20%        615
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
                                                LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
Full                                               78.20%    100.00%     2.56%
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                                 Mortgage Rates

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
(%)                                              Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Adjustable Rate Loans:
Less than 5.501                                       37     $8,229,807.36        1.01%        5.280%   100.00%        670
5.501 to 6.000                                        61     14,049,527.70        1.73         5.835    100.00         648
6.001 to 6.500                                       152     36,951,377.29        4.56         6.354    100.00         660
6.501 to 7.000                                       424    100,721,976.70       12.42         6.853    100.00         641
7.001 to 7.500                                       571    123,304,479.35       15.21         7.328    100.00         627
7.501 to 8.000                                       759    146,218,127.43       18.03         7.812    100.00         619
8.001 to 8.500                                       571     95,860,908.48       11.82         8.323    100.00         608
8.501 to 9.000                                       548     76,941,701.13        9.49         8.798    100.00         597
9.001 to 9.500                                       350     44,952,397.82        5.54         9.309    100.00         580
9.501 to 10.000                                      318     41,836,885.87        5.16         9.811    100.00         568
10.001 to 10.500                                     200     21,573,671.23        2.66        10.298    100.00         561
10.501 to 11.000                                     179     15,869,668.03        1.96        10.767    100.00         558
Greater than 11.000                                  177     12,975,134.66        1.60        11.745    100.00         540
Subtotal (ARM Loans):                              4,347   $739,485,663.05       91.20%        8.040%   100.00%        613

Fixed Rate Loans:
5.501 to 6.000                                         5       $810,287.47        0.10%        5.835%     0.00%        665
6.001 to 6.500                                        10      1,633,658.98        0.20         6.417      0.00         693
6.501 to 7.000                                        42     10,309,945.52        1.27         6.894      0.00         672
7.001 to 7.500                                        63     13,693,172.32        1.69         7.344      0.00         647
7.501 to 8.000                                        85     14,228,033.87        1.75         7.836      0.00         634
8.001 to 8.500                                        85     12,159,752.46        1.50         8.293      0.00         621
8.501 to 9.000                                        83      9,547,168.56        1.18         8.814      0.00         604
9.001 to 9.500                                        38      3,065,025.00        0.38         9.336      0.00         599
9.501 to 10.000                                       33      2,555,438.34        0.32         9.792      0.00         587
10.001 to 10.500                                      16      1,093,220.98        0.13        10.349      0.00         581
10.501 to 11.000                                      16        895,058.67        0.11        10.863      0.00         564
Greater than 11.000                                   33      1,370,661.68        0.17        11.576      0.00         567
Subtotal (Fixed Rate):                               509    $71,361,423.85        8.80%        8.042%     0.00%        631
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,856   $810,847,086.90      100.00%        8.040%    91.20%        615

                                                Weighted
                                                  Avg.
                                                Original     Full
(%)                                             LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
Adjustable Rate Loans:
Less than 5.501                                    79.32%    100.00%     0.00%
5.501 to 6.000                                     78.09     100.00      5.30
6.001 to 6.500                                     79.04     100.00      3.62
6.501 to 7.000                                     76.70     100.00      2.04
7.001 to 7.500                                     76.67     100.00      1.15
7.501 to 8.000                                     78.71     100.00      3.11
8.001 to 8.500                                     80.30     100.00      3.04
8.501 to 9.000                                     79.87     100.00      3.82
9.001 to 9.500                                     80.78     100.00      1.50
9.501 to 10.000                                    80.63     100.00      1.76
10.001 to 10.500                                   80.92     100.00      3.34
10.501 to 11.000                                   80.99     100.00      3.05
Greater than 11.000                                79.01     100.00      5.30
Subtotal (ARM Loans):                              78.79%    100.00%     2.61%

Fixed Rate Loans:
5.501 to 6.000                                     74.95%    100.00%    16.98%
6.001 to 6.500                                     75.45     100.00      0.00
6.501 to 7.000                                     70.99     100.00      2.36
7.001 to 7.500                                     71.46     100.00      0.00
7.501 to 8.000                                     68.62     100.00      2.04
8.001 to 8.500                                     70.68     100.00      1.81
8.501 to 9.000                                     76.15     100.00      3.99
9.001 to 9.500                                     75.69     100.00      2.77
9.501 to 10.000                                    80.57     100.00      3.16
10.001 to 10.500                                   75.91     100.00      0.00
10.501 to 11.000                                   70.83     100.00      0.00
Greater than 11.000                                77.44     100.00      1.58
Subtotal (Fixed Rate):                             72.13%    100.00%     2.05%
---------------------------------------------   --------    -------    ------
Total:                                             78.20%    100.00%     2.56%

                                  Gross Margin

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
(%)                                              Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
<= 3.000                                              46     $7,251,361.68        0.98%        6.181%   100.00%        642
3.001 - 3.500                                         26      5,184,704.09        0.70         6.357    100.00         620
3.501 - 4.000                                        164     38,570,286.08        5.22         6.616    100.00         676
4.001 - 4.500                                        597    124,776,870.95       16.87         7.138    100.00         651
4.501 - 5.000                                      1,117    197,982,418.51       26.77         7.623    100.00         621
5.001 - 5.500                                        717    125,184,948.00       16.93         7.969    100.00         610
5.501 - 6.000                                        444     77,531,837.06       10.48         8.367    100.00         600
6.001 - 6.500                                        942    128,037,861.80       17.31         9.542    100.00         570
6.501 - 7.000                                        146     18,417,801.52        2.49         9.564    100.00         566
7.001 - 7.500                                        117     12,926,142.50        1.75        10.176    100.00         552
7.501 - 8.000                                         30      3,595,176.24        0.49        10.174    100.00         531
8.001 - 8.500                                          1         26,254.62        0.00         9.375    100.00           0
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,347   $739,485,663.05      100.00%        8.040%   100.00%        613

                                                Weighted
                                                  Avg.
                                                Original     Full
(%)                                             LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
<= 3.000                                           79.10%    100.00%     7.63%
3.001 - 3.500                                      79.07     100.00     14.61
3.501 - 4.000                                      78.81     100.00      4.28
4.001 - 4.500                                      77.82     100.00      1.57
4.501 - 5.000                                      76.54     100.00      1.73
5.001 - 5.500                                      77.88     100.00      2.93
5.501 - 6.000                                      81.87     100.00      4.33
6.001 - 6.500                                      81.91     100.00      0.91
6.501 - 7.000                                      82.74     100.00      7.24
7.001 - 7.500                                      77.97     100.00      7.67
7.501 - 8.000                                      71.36     100.00     10.85
8.001 - 8.500                                      85.00     100.00    100.00
---------------------------------------------   --------    -------    ------
Total:                                             78.79%    100.00%     2.61%

                              Initial Periodic Cap

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
(%)                                              Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
2.000                                                 25     $5,459,016.78        0.74%        9.046%   100.00%        583
3.000                                              4,322    734,026,646.27       99.26         8.033    100.00         614
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,347   $739,485,663.05      100.00%        8.040%   100.00%        613

                                                Weighted
                                                  Avg.
                                                Original     Full
(%)                                             LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
2.000                                              77.34%    100.00%     0.00%
3.000                                              78.80     100.00      2.63
---------------------------------------------   --------    -------    ------
Total:                                             78.79%    100.00%     2.61%

                             Subsequent Periodic Cap

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
(%)                                              Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
1.000                                              4,322   $734,026,646.27       99.26%        8.033%   100.00%        614
2.000                                                 25      5,459,016.78        0.74         9.046    100.00         583
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,347   $739,485,663.05      100.00%        8.040%   100.00%        613

                                                Weighted
                                                  Avg.
                                                Original     Full
(%)                                             LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
1.000                                              78.80%    100.00%     2.63%
2.000                                              77.34     100.00      0.00
---------------------------------------------   --------    -------    ------
Total:                                             78.79%    100.00%     2.61%

                                  Maximum Rate

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
(%)                                              Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
9.501 - 10.000                                         1       $152,820.16        0.02%        3.625%   100.00%        684
10.001 - 10.500                                        1        133,947.59        0.02         4.500    100.00         683
10.501 - 11.000                                        6      1,105,955.40        0.15         4.903    100.00         672
11.001 - 11.500                                       29      6,837,084.21        0.92         5.393    100.00         669
11.501 - 12.000                                       61     14,049,527.70        1.90         5.835    100.00         648
12.001 - 12.500                                      152     36,951,377.29        5.00         6.354    100.00         660
12.501 - 13.000                                      424    100,721,976.70       13.62         6.853    100.00         641
13.001 - 13.500                                      571    123,304,479.35       16.67         7.328    100.00         627
13.501 - 14.000                                      759    146,218,127.43       19.77         7.812    100.00         619
14.001 - 14.500                                      571     95,860,908.48       12.96         8.323    100.00         608
14.501 - 15.000                                      548     76,941,701.13       10.40         8.798    100.00         597
15.001 - 15.500                                      350     44,952,397.82        6.08         9.309    100.00         580
15.501 - 16.000                                      318     41,836,885.87        5.66         9.811    100.00         568
16.001 - 16.500                                      200     21,573,671.23        2.92        10.298    100.00         561
16.501 - 17.000                                      179     15,869,668.03        2.15        10.767    100.00         558
17.001 - 17.500                                       70      5,858,880.45        0.79        11.341    100.00         546
17.501 - 18.000                                       54      4,171,175.61        0.56        11.813    100.00         537
18.001 - 18.500                                       40      2,181,849.70        0.30        12.350    100.00         528
18.501 - 19.000                                       12        693,394.51        0.09        12.705    100.00         542
19.001 - 19.500                                        1         69,834.39        0.01        13.250    100.00         537
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,347   $739,485,663.05      100.00%        8.040%   100.00%        613

                                                Weighted
                                                  Avg.
                                                Original     Full
(%)                                             LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
9.501 - 10.000                                     80.00%    100.00%     0.00%
10.001 - 10.500                                    80.00     100.00      0.00
10.501 - 11.000                                    76.75     100.00      0.00
11.001 - 11.500                                    79.70     100.00      0.00
11.501 - 12.000                                    78.09     100.00      5.30
12.001 - 12.500                                    79.04     100.00      3.62
12.501 - 13.000                                    76.70     100.00      2.04
13.001 - 13.500                                    76.67     100.00      1.15
13.501 - 14.000                                    78.71     100.00      3.11
14.001 - 14.500                                    80.30     100.00      3.04
14.501 - 15.000                                    79.87     100.00      3.82
15.001 - 15.500                                    80.78     100.00      1.50
15.501 - 16.000                                    80.63     100.00      1.76
16.001 - 16.500                                    80.92     100.00      3.34
16.501 - 17.000                                    80.99     100.00      3.05
17.001 - 17.500                                    81.40     100.00      5.54
17.501 - 18.000                                    77.19     100.00      5.30
18.001 - 18.500                                    77.90     100.00      3.35
18.501 - 19.000                                    72.65     100.00      0.00
19.001 - 19.500                                    85.00     100.00    100.00
---------------------------------------------   --------    -------    ------
Total:                                             78.79%    100.00%     2.61%

                                  Minimum Rate

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
(%)                                              Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
<= 5.500                                           2,662   $498,466,170.11       67.41%        7.477%   100.00%        630
5.501 - 6.000                                        444     77,546,035.25       10.49         8.363    100.00         600
6.001 - 6.500                                        943    128,126,002.16       17.33         9.540    100.00         570
6.501 - 7.000                                        147     18,560,045.43        2.51         9.535    100.00         566
7.001 - 7.500                                        118     13,019,565.01        1.76        10.157    100.00         552
7.501 - 8.000                                         30      3,595,176.24        0.49        10.174    100.00         531
8.001 - 8.500                                          1         26,254.62        0.00         9.375    100.00           0
8.501 - 9.000                                          1        104,132.65        0.01         8.950    100.00         512
10.001 - 10.500                                        1         42,281.58        0.01        10.375    100.00         520
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,347   $739,485,663.05      100.00%        8.040%   100.00%        613

                                                Weighted
                                                  Avg.
                                                Original     Full
(%)                                             LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
<= 5.500                                           77.43%    100.00%     2.39%
5.501 - 6.000                                      81.87     100.00      4.33
6.001 - 6.500                                      81.90     100.00      0.91
6.501 - 7.000                                      82.71     100.00      6.96
7.001 - 7.500                                      78.06     100.00      8.33
7.501 - 8.000                                      71.36     100.00     10.85
8.001 - 8.500                                      85.00     100.00    100.00
8.501 - 9.000                                      75.00     100.00      0.00
10.001 - 10.500                                    85.00     100.00    100.00
---------------------------------------------   --------    -------    ------
Total:                                             78.79%    100.00%     2.61%

                         Months to Next Rate Adjustment

                                                                                           Weighted               Non-Zero
                                                                               % of          Avg.                 Weighted
                                                Mortgage      Principal      Principal      Gross                   Avg.
(months)                                         Loans       Balance ($)      Balance     Coupon (%)    % ARM       FICO
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
1 - 12                                                41     $7,387,463.90        1.00%        8.256%   100.00%        593
13 - 24                                            4,255    720,431,136.95       97.42         8.047    100.00         613
25 - 36                                               51     11,667,062.20        1.58         7.477    100.00         649
---------------------------------------------   --------   ---------------   ---------    ----------    ------    --------
Total:                                             4,347   $739,485,663.05      100.00%        8.040%   100.00%        613

                                                Weighted
                                                  Avg.
                                                Original     Full
(months)                                        LTV (%)     Doc (%)     % MI
---------------------------------------------   --------    -------    ------
1 - 12                                             77.87%    100.00%     2.78%
13 - 24                                            78.82     100.00      2.54
25 - 36                                            77.58     100.00      6.88
---------------------------------------------   --------    -------    ------
Total:                                             78.79%    100.00%     2.61%

The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.